(h)(6)(ii)

November 30, 2011

Attention: President

BNY Mellon Investment Servicing (US) Inc.

301 Bellevue Parkway

Wilmington, Delaware 19809

Dear Sir or Madam:

Pursuant to the Transfer Agency Services Agreement dated February 25, 2009, between ING Variable Portfolios, Inc. and BNY Mellon Investment Servicing (US) Inc., formerly, PNC Global Investment Servicing (U.S.) Inc. (the “Agreement”), we hereby notify you of our intention to retain you as Transfer Agent and Dividend Disbursing Agent to render such services to ING Emerging Markets Index Portfolio (the “Portfolio”), a newly established series of ING Variable Portfolios, Inc., effective on November 30, 2011, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Portfolio to the Amended Exhibit A of the Agreement. This Amended Exhibit A supersedes the previous Amended Exhibit A dated February 28, 2011.

The Amended Exhibit A has also been updated to reflect the removal of Brokerage Cash Reserves and ING NASDAQ 100 Index® Portfolio because these series recently liquidated or dissolved.

Please signify your acceptance to act as Transfer Agent and Dividend Disbursing Agent under the Agreement with respect to the Portfolio by signing below.

Very sincerely,

/s/ Todd Modic
Todd Modic
Senior Vice President ING Series Fund, Inc. ING Variable Portfolios, Inc.

ACCEPTED AND AGREED TO: BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Susan M. Frasu
Name:	Susan M. Frasu
Title:	Managing Director, Duly Authorized

7337 E. Doubletree Ranch Rd. Suite 100 Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Series Fund, Inc. ING Variable Portfolios, Inc.

AMENDED EXHIBIT A

(Dated: November 30, 2011)

THIS AMENDED EXHIBIT A is Amended Exhibit A to that certain Transfer Agency Services Agreement dated as of February 25, 2009, between BNY Mellon Investment Servicing (US) Inc., formerly, PNC Global Investment Servicing (U.S.) Inc. and the Fund (the “Agreement”). For all purposes under the Agreement, the terms Fund and Portfolio shall refer to the following, respectively:

ING Series Fund, Inc.

ING Alternative Beta Fund

ING Capital Allocation Fund

ING Core Equity Research Fund

ING Corporate Leaders 100 Fund

ING Global Target Payment Fund

ING Index Plus LargeCap Fund

ING Index Plus MidCap Fund

ING Index Plus SmallCap Fund

ING Money Market Fund

ING Small Company Fund

ING Tactical Asset Allocation Fund

ING Strategic Allocation Portfolios, Inc.

ING Strategic Allocation Conservative Portfolio

ING Strategic Allocation Growth Portfolio

ING Strategic Allocation Moderate Portfolio

ING Variable Funds

ING Growth and Income Portfolio

ING Variable Portfolios, Inc.

ING Australia Index Portfolio

ING BlackRock Science and Technology Opportunities Portfolio

ING Emerging Markets Index Portfolio

ING Euro STOXX 50® Index Portfolio

ING FTSE 100 Index® Portfolio

ING Hang Seng Index Portfolio

ING Index Plus LargeCap Portfolio

ING Index Plus MidCap Portfolio

ING Index Plus SmallCap Portfolio

ING International Index Portfolio

ING Japan TOPIX Index® Portfolio

ING RussellTM Large Cap Growth Index Portfolio

ING Russell™ Large Cap Index Portfolio

ING RussellTM Large Cap Value Index Portfolio

ING RussellTM Mid Cap Growth Index Portfolio

ING Russell™ Mid Cap Index Portfolio

ING Russell™ Small Cap Index Portfolio

ING Small Company Portfolio

ING U.S. Bond Index Portfolio

ING WisdomTreeSM Global High-Yielding Equity Index Portfolio

ING Balanced Portfolio, Inc.

ING Balanced Portfolio

ING Intermediate Bond Portfolio

ING Money Market Portfolio

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